SLM Student Loan Trust 2003-3
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 06/01/04-08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$908,639,981.32	$(92,332,164.32)	$816,307,817.00
	ii	Interest to be Capitalized	15,402,096.58		14,476,842.07

	iii	Total Pool	$924,042,077.90		$830,784,659.07

	iv	Specified Reserve Account Balance	2,310,105.19		2,076,961.65

	v	Total Adjusted Pool	$926,352,183.09		$832,861,620.72

B	i	Weighted Average Coupon (WAC)	3.243%		3.203%
	ii	Weighted Average Remaining Term	122.54		121.73
	iii	Number of Loans	247,741		228,780
	iv	Number of Borrowers	135,765		126,397
	v	Aggregate Outstanding Principal Balance-T-Bill	$154,550,212.80		$132,507,478.07
	vi	Aggregate Outstanding Principal Balance-Commercial Paper	$769,491,865.10		$698,277,181.00

						% of		% of
	Notes			Spread	Balance 06/15/04	O/S Securities	Balance 09/15/04	O/S Securities
C	i	A-1 Notes	78442GFY7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFZ4	0.020%	229,753,183.09	24.802%	136,262,620.72	16.361%
	iii	A-3 Notes	78442GGA8	0.090%	197,000,000.00	21.266%	197,000,000.00	23.653%
	iv	A-4 Notes	78442GGB6	0.220%	461,548,000.00	49.824%	461,548,000.00	55.417%
	vi	B Notes	78442GGC4	0.590%	38,051,000.00	4.108%	38,051,000.00	4.569%

	vii	Total Notes			$926,352,183.09	100.000%	$832,861,620.72	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,310,105.19	$2,076,961.65
	iv	Reserve Account Floor Balance ($)	$1,256,038.00	$1,256,038.00
	v	Current Reserve Acct Balance ($)	$2,310,105.19	$2,076,961.65

	Reserve Account		6/15/2004	9/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2003-3 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$92,798,118.51
	ii	Principal Collections from Guarantor	2,673,607.16
	iii	Principal Reimbursements	34,734.11
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$95,506,459.78

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$67,094.68
	ii	Capitalized Interest	(3,241,390.14)

	iii	Total Non-Cash Principal Activity	$(3,174,295.46)

C	Total Student Loan Principal Activity		$92,332,164.32

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,954,848.14
	ii	Interest Claims Received from Guarantors	72,840.26
	iii	Collection Fees/Returned Items	28,627.07
	iv	Late Fee Reimbursements	137,389.52
	v	Interest Reimbursements	26,049.94
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	334,082.40
	viii	Subsidy Payments	1,758,449.07

	ix	Total Interest Collections	$5,312,286.40

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$845.44
	ii	Capitalized Interest	3,241,390.14

	iii	Total Non-Cash Interest Adjustments	$3,242,235.58

F	Total Student Loan Interest Activity		$8,554,521.98

G.	Non-Reimbursable Losses During Collection Period		$44,249.99

H.	Cumulative Non-Reimbursable Losses to Date		$234,493.51

III. 2003-3 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$10,831,390.55
	ii	Consolidation Principal Payments	84,640,335.12
	iii	Reimbursements by Seller	1,254.94
	iv	Borrower Benefits Reimbursements	23,221.69
	v	Reimbursements by Servicer	900.34
	vi	Re-purchased Principal	9,357.14

	vii	Total Principal Collections	$95,506,459.78

B	Interest Collections
	i	Interest Payments Received	$4,082,712.87
	ii	Consolidation Interest Payments	1,037,507.00
	iii	Reimbursements by Seller	2.98
	iv	Borrower Benefits Reimbursements	22,627.61
	v	Reimbursements by Servicer	3,127.68
	vi	Re-purchased Interest	291.67
	vii	Collection Fees/Return Items	28,627.07
	viii	Late Fees	137,389.52

	ix	Total Interest Collections	$5,312,286.40

C	Other Reimbursements		$25,758.08

D	Reserves in Excess of the Requirement		$233,143.54

E	Administrator Account Investment Income		$—

F	Investment Earnings for Period in Trust Accounts		$167,380.82

G	Funds Released from Capitalized Interest Account		$—

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$101,245,028.62

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,359,351.86)

I	NET AVAILABLE FUNDS		$99,885,676.76

J	Servicing Fees Due for Current Period		$627,579.05

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$647,579.05

IV. 2003-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	2.820%	2.770%	66,632	56,034	26.896%	24.493%	$254,288,679.64	$106,389,082.42	27.986%	13.033%

Grace
Current	2.820%	2.771%	29,642	25,211	11.965%	11.020%	$114,744,645.55	$207,624,733.51	12.628%	25.435%

TOTAL INTERIM	2.820%	2.771%	96,274	81,245	38.861%	35.512%	$369,033,325.19	$314,013,815.93	40.614%	38.468%
REPAYMENT
Active
Current	3.714%	3.656%	68,717	65,914	27.737%	28.811%	$232,299,791.78	$210,723,632.14	25.566%	25.814%
31-60 Days Delinquent	3.626%	3.549%	6,578	7,000	2.655%	3.060%	$20,760,379.92	$22,488,277.99	2.285%	2.755%
61-90 Days Delinquent	3.601%	3.583%	4,130	3,889	1.667%	1.700%	$12,825,264.80	$12,431,648.04	1.411%	1.523%
91-120 Days Delinquent	3.654%	3.630%	3,385	2,725	1.366%	1.191%	$10,367,319.41	$8,303,286.52	1.141%	1.017%
> 120 Days Delinquent	3.571%	3.561%	9,725	10,744	3.925%	4.696%	$28,758,038.04	$31,355,688.66	3.165%	3.841%

Deferment
Current	3.021%	2.959%	28,140	27,771	11.359%	12.139%	$113,346,638.25	$107,356,538.02	12.474%	13.151%

Forbearance
Current	3.619%	3.556%	30,313	28,527	12.236%	12.469%	$119,825,955.68	$107,140,508.44	13.187%	13.125%

TOTAL REPAYMENT	3.532%	3.472%	150,988	146,570	60.946%	64.066%	$538,183,387.88	$499,799,579.81	59.230%	61.227%
Claims in Process (1)	3.703%	3.657%	479	956	0.193%	0.418%	$1,423,268.25	$2,478,084.82	0.157%	0.304%
Aged Claims Rejected (2)	0.000%	3.629%	0	9	0.000%	0.004%	$0.00	$16,336.44	0.000%	0.002%
GRAND TOTAL	3.243%	3.203%	247,741	228,780	100.000%	100.000%	$908,639,981.32	$816,307,817.00	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2003-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.160%	131,429	$403,022,633.76	49.371%
- GSL - Unsubsidized	3.090%	89,095	$362,680,551.64	44.429%
- PLUS Loans	4.222%	7,410	$47,771,642.42	5.852%
- SLS Loans	5.399%	846	$2,832,989.18	0.347%

- Total	3.203%	228,780	$816,307,817.00	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.178%	179,978	$698,389,243.26	85.555%
-Two Year	3.324%	35,432	$84,445,671.19	10.345%
-Technical	3.411%	13,343	$33,347,387.38	4.085%
-Other	4.238%	27	$125,515.17	0.015%

- Total	3.203%	228,780	$816,307,817.00	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-3 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$5,391,251.98
B	Interest Subsidy Payments Accrued During Collection Period	1,580,138.28
C	SAP Payments Accrued During Collection Period	1,029,035.01
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT ACCT)	167,380.82
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$8,167,806.09

VII. 2003-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	06/15/04 - 09/15/04	0.00000%

B	Class A-2 Interest Rate	0.003935556	06/15/04 - 09/15/04	1.54000%

C	Class A-3 Interest Rate	0.004114444	06/15/04 - 09/15/04	1.61000%

D	Class A-4 Interest Rate	0.004446667	06/15/04 - 09/15/04	1.74000%

E	Class B Interest Rate	0.005392222	06/15/04 - 09/15/04	2.11000%

VIII. 2003-3 Inputs From Original Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$908,639,981.32
	ii	Interest To Be Capitalized	15,402,096.58

	iii	Total Pool	$924,042,077.90
	iv	Specified Reserve Account Balance	2,310,105.19

	v	Total Adjusted Pool	$926,352,183.09

B	Total Note and Certificate Factor		0.73021670606
C	Total Note Balance		$926,352,183.09

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.6294607756	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$229,753,183.09	$197,000,000.00	$461,548,000.00	$38,051,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,310,105.19
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$99,885,676.76	$99,885,676.76

B	Primary Servicing Fees-Current Month		$627,579.05	$99,258,097.71

C	Administration Fee		$20,000.00	$99,238,097.71

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$99,238,097.71
	ii	Class A-2	$904,206.42	$98,333,891.29
	iii	Class A-3	$810,545.56	$97,523,345.73
	iv	Class A-4	$2,052,350.11	$95,470,995.62
	vi	Class B	$205,179.45	$95,265,816.17

	vii	Total Noteholder’s Interest Distribution	$3,972,281.54

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$95,265,816.17
	ii	Class A-2	$93,490,562.37	$1,775,253.80
	iii	Class A-3	$0.00	$1,775,253.80
	iv	Class A-4	$0.00	$1,775,253.80
	vi	Class B	$0.00	$1,775,253.80

	vii	Total Noteholder’s Principal Distribution	$93,490,562.37

F	Increase to the Specified Reserve Account Balance		$0.00	$1,775,253.80

H	Carryover Servicing Fees		$0.00	$1,775,253.80

I	Excess to Certificate Holder		$1,775,253.80	$0.00

X. 2003-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$904,206.42	$810,545.56	$2,052,350.11	$205,179.45
	ii	Quarterly Interest Paid		0.00	904,206.42	$810,545.56	$2,052,350.11	205,179.45

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$93,490,562.37	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	93,490,562.37	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$94,394,768.79	$810,545.56	$2,052,350.11	$205,179.45

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/04		$926,352,183.09
	ii	Adjusted Pool Balance 8/31/04		832,861,620.72

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$93,490,562.37

	iv	Adjusted Pool Balance 5/31/04		$926,352,183.09
	v	Adjusted Pool Balance 8/31/04		832,861,620.72

	vi	Current Principal Due (iv-v)		$93,490,562.37
	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$93,490,562.37

	ix	Principal Distribution Amount Paid		$93,490,562.37
	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$93,490,562.37
D		Total Interest Distribution		3,972,281.54

E		Total Cash Distributions		$97,462,843.91

F	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GFY7	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GFZ4	$229,753,183.09	$136,262,620.72
		A-2 Note Pool Factor		0.6294607756	0.3733222485

	iii	A-3 Note Balance	78442GGA8	$197,000,000.00	$197,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GGB6	$461,548,000.00	$461,548,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GGC4	$38,051,000.00	$38,051,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,310,105.19
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$2,310,105.19
	v	Required Reserve Account Balance			$2,076,961.65

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Waterfall			$233,143.54
	viii	Ending Reserve Account Balance			$2,076,961.65

XI. 2003-3 Historical Pool Information

			06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	06/01/03-08/31/03	02/24/03-05/31/03
Beginning Student Loan Portfolio Balance			$908,639,981.32	$946,769,822.96	$1,029,574,665.75	$1,111,987,746.81	$1,186,744,546.97	$1,242,031,167.74
	Student Loan Principal Activity
	i	Regular Principal Collections	$92,798,118.51	$36,307,854.62	$80,346,966.38	$86,245,061.15	$76,079,177.99	$37,131,655.96
	ii	Principal Collections from Guarantor	2,673,607.16	3,851,900.68	5,824,889.50	1,970,348.10	888,433.22	488,826.69
	iii	Principal Reimbursements	34,734.11	64,962.00	112,067.97	259,337.13	866,336.37	18,934,731.70
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$95,506,459.78	$40,224,717.30	$86,283,923.85	$88,474,746.38	$77,833,947.58	$56,555,214.35
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$67,094.68	$63,415.23	$115,315.67	$226,618.30	$381,162.13	$424,612.54
	ii	Capitalized Interest	(3,241,390.14)	(2,158,290.89)	(3,594,396.73)	(6,288,283.62)	(3,458,309.55)	(1,693,206.12)

	iii	Total Non-Cash Principal Activity	$(3,174,295.46)	$(2,094,875.66)	$(3,479,081.06)	$(6,061,665.32)	$(3,077,147.42)	$(1,268,593.58)
(-)	Total Student Loan Principal Activity		$92,332,164.32	$38,129,841.64	$82,804,842.79	$82,413,081.06	$74,756,800.16	$55,286,620.77
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,954,848.14	$2,266,251.76	$2,801,991.04	$3,512,428.43	$3,235,480.82	$3,247,171.28
	ii	Interest Claims Received from Guarantors	72,840.26	109,624.00	158,696.91	50,496.47	14,382.61	6,412.07
	iii	Collection Fees/Returned Items	28,627.07	19,986.54	18,261.50	13,844.67	11,391.19	5,030.70
	iv	Late Fee Reimbursements	137,389.52	110,290.36	115,930.60	86,009.76	95,643.57	89,819.17
	v	Interest Reimbursements	26,049.94	67,485.56	11,744.97	21,637.16	83,352.37	155,917.65
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	334,082.40	45,798.60	70,984.51	61,313.09	(8.41)	—
	viii	Subsidy Payments	1,758,449.07	1,922,982.46	2,234,236.78	6,009,436.37	298,105.53	1,129,823.65

	ix	Total Interest Collections	$5,312,286.40	$4,542,419.28	$5,411,846.31	$9,755,165.95	$3,738,347.68	$4,634,174.52
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$845.44	$2,632.67	$(548.17)	$(187,200.89)	$(356,684.01)	$(297,897.66)
	ii	Capitalized Interest	3,241,390.14	2,158,290.89	3,594,396.73	6,288,283.62	3,458,309.55	1,693,206.12

	iii	Total Non-Cash Interest Adjustments	$3,242,235.58	$2,160,923.56	$3,593,848.56	$6,101,082.73	$3,101,625.54	$1,395,308.46

	Total Student Loan Interest Activity		$8,554,521.98	$6,703,342.84	$9,005,694.87	$15,856,248.68	$6,839,973.22	$6,029,482.98
(=)	Ending Student Loan Portfolio Balance		$816,307,817.00	$908,639,981.32	$946,769,822.96	$1,029,574,665.75	$1,111,987,746.81	$1,186,744,546.97
(+)	Interest to be Capitalized		$14,476,842.07	$15,402,096.58	$14,439,018.17	$15,170,708.42	$18,863,981.99	$18,185,118.14
(=)	TOTAL POOL		$830,784,659.07	$924,042,077.90	$961,208,841.13	$1,044,745,374.17	$1,130,851,728.80	$1,204,929,664.85
(+)	Reserve Account Balance		$2,076,961.65	$2,310,105.19	$2,403,022.10	$2,611,863.44	$2,827,129.32	$3,012,324.16
(=)	Total Adjusted Pool		$832,861,620.72	$926,352,183.09	$963,611,863.23	$1,047,357,237.61	$1,188,965,478.63	$1,207,941,989.01

XII. 2003-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$1,204,929,665	11.26%
Sep-03	$1,130,851,729	15.69%
Dec-03	$1,044,745,374	18.78%
Mar-04	$961,208,841	20.25%
Jun-04	$924,042,078	18.43%
Sep-04	$830,784,659	20.53%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.